Exhibit 99.1

SPX REPORTS SECOND QUARTER 2014 RESULTS

•                  Earnings per Share from Continuing Operations Increased 54% to $1.25

•                  Segment Income Increased 7% and Margins Expanded 50 Points to 10.4%

•                  Flow Technology Segment Income Margins Expanded 310 Points to 13.4%

•                  Completed $140 Million of Share Repurchases in the Quarter

•                  Reaffirms 2014 Adjusted EPS Guidance of $5.00 - $5.50

CHARLOTTE, NC — July 30, 2014 — SPX Corporation (NYSE:SPW) today reported results for the second quarter ended June 28, 2014.

Second Quarter 2014 Overview:

•                  Revenues increased 1.5% to $1.18 billion from $1.16 billion in the year-ago quarter.  Currency fluctuations increased revenues by 1.4%.  Organic revenues* increased 0.1%, including a decline of approximately $30 million associated with the ramp down of the power projects in South Africa.  This decline was more than offset by organic revenue growth in other businesses.

•                  Segment income and margins improved to $123.0 million and 10.4%, compared to $115.0 million and 9.9% in the year-ago quarter.

•                  Q2 2014 segment income included a charge of $8.3 million related to increased cost estimates due primarily to subcontractor challenges on the power projects in South Africa reported in the Thermal Equipment and Services segment.

•                  Diluted net income per share from continuing operations was $1.25, up 54% as compared to $0.81 in the year-ago quarter.

•                  Q2 2014 diluted income per share from continuing operations included a $0.10 charge, net of taxes and minority interest, from the increased cost estimates noted above relating to the power projects in South Africa.

•                  Q2 2014 diluted income per share from continuing operations also included a $0.09 benefit from discrete tax items.

•                  Net cash used in continuing operations was $39.9 million and included $114.0 of income tax payments associated with gains on asset sales.  In the year-ago quarter, net cash used in continuing operations was $247.6 million and included a $250 million discretionary pension contribution.

•                  Adjusted free cash flow from continuing operations* was $61.8 million, compared to a usage of $13.1 million in the year-ago quarter.

“SPX had a very good first half of 2014 as segment income increased 14% and margins expanded 120 points.  During the second quarter, earnings per share increased 54% over the prior year and segment income margins improved 50 points, marking our fifth consecutive quarter with year-over-year margin improvement.  The second quarter improvement was highlighted by our Flow segment where operating income increased 32% and margins improved 310 points to 13.4%,” said Chris Kearney, Chairman, President and CEO of SPX.

Kearney continued, “Order trends across our short cycle businesses are healthy and we are seeing strong quoting activity for large projects in Flow’s key power and energy, food and beverage and industrial markets.  We expect revenue growth to accelerate in the second half of the year and continue to focus on improving our operating performance and strategically developing our Flow end markets.  In addition, we continued to return capital to shareholders by completing $140 million of share repurchases during the quarter.  To date, we have now completed approximately $330 million of the $500 million share repurchase plan.”

“Looking at the full year, we are now targeting 3% to 5% revenue growth and 80 points of margin expansion.  And we reaffirmed our adjusted earnings per share from continuing operations guidance range of $5.00 to $5.50.”

CONTINUING OPERATIONS OVERVIEW

Flow Technology

Revenues for the second quarter of 2014 were $661.4 million, compared to $653.4 million in the second quarter of 2013, an increase of $8.0 million, or 1.2%.  Currency fluctuations increased revenues 2.5%, while organic revenues* declined 1.3%. The decrease in organic revenues was due primarily to lower sales of industrial mixers.  This decline was largely offset by increased sales of oil pipeline and nuclear power valves, food and beverage equipment in Asia Pacific, and aftermarket products and services across multiple end markets.

Segment income was $88.3 million, or 13.4% of revenues, in the second quarter of 2014, compared to $67.0 million, or 10.3% of revenues, in the second quarter of 2013. The increase in segment income and margin was due primarily to cost reductions associated with restructuring actions and the increased revenue related to nuclear power valves, oil pipeline valves and aftermarket products and services.

Thermal Equipment and Services

Revenues for the second quarter of 2014 were $327.3 million, compared to $350.3 million in the second quarter of 2013, a decrease of $23.0 million, or 6.6%.  Organic revenues* declined 6.1%, while currency fluctuations decreased revenues by 0.5%.  The organic revenue decline was due to reduced revenue associated with the large power projects in South Africa, which continue to ramp down.  This decline was partially offset by increased sales of cooling equipment in Asia Pacific and personal comfort heating products in the United States.

Segment income was $9.5 million, or 2.9% of revenues, in the second quarter of 2014, compared to $26.2 million, or 7.5% of revenues, in the second quarter of 2013.  The decrease in segment income and margin was due to reduced profitability on the power projects in South Africa.  This was partially caused by an $8.3 million charge related to increased cost estimates due primarily to subcontractor challenges on the power projects in South Africa.  To a lesser extent, the revenue decline in South Africa and favorable contract price adjustments recorded in Q2 2013 also contributed to the year-over-year decline in income and margin.

Industrial Products and Services and Other

Revenues for the second quarter of 2014 were $191.0 million, compared to $158.2 million in the second quarter of 2013, an increase of $32.8 million, or 20.7%.  Organic revenues* increased 19.4% and currency fluctuations increased revenues by 1.3%.  Organic revenue increased across each business within the group, most notably due to a significant increase in power transformer shipments.

Income was $25.2 million, or 13.2% of revenues, in the second quarter of 2014, compared to $21.8 million, or 13.8% of revenues, in the second quarter of 2013.  The increased income was driven by the organic revenue growth.  Margins, however, declined due to the significant increase in power transformer revenues, which carry profit margins below the group average.

OTHER ITEMS

Share Repurchases:  The company repurchased a total of 1.368 million shares of common stock under a Rule 10b5-1 trading plan for $140.1 million during the second quarter of 2014.  As of July 29, 2014, approximately $330 million of the $500 million share repurchase plan that began trading in December 2013 has been completed.

Divestitures:  On April 10, 2014, the company completed the sale of SPX Precision Components for cash proceeds of $63.0 million.  In connection with this sale, the company recorded a loss, net of taxes, of $7.3 million to “Gain (loss) on disposition of discontinued operations, net of tax” during the second quarter of 2014.  The financial results for SPX Precision Components, for all periods presented, were reported as discontinued operations in the condensed consolidated financial statements.

Dividend:   On May 28, 2014, the company announced that its Board of Directors had declared a quarterly dividend of $0.375 per common share to shareholders of record on June 16, 2014, which was paid on July 2, 2014.

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended June 28, 2014 with the Securities and Exchange Commission no later than August 7, 2014. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

About SPX:  Based in Charlotte, North Carolina, SPX Corporation (NYSE: SPW) is a global, multi-industry manufacturing leader with approximately $5 billion in annual revenue, operations in more than 35 countries and over 14,000 employees. The company’s highly-specialized, engineered products and technologies are concentrated in flow technology and energy infrastructure. Many of SPX’s innovative solutions are playing a role in helping to meet rising global demand for electricity and processed foods and beverages, particularly in emerging markets. The company’s products include food processing systems for the food and beverage industry, critical flow components for oil and gas processing, power transformers for utility companies, and cooling systems for power plants. For more information, please visit www.spx.com.

*Non-GAAP number. See attached financial schedules for reconciliation from most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contacts:

Ryan Taylor (Investors)	Jennifer H. Epstein (Media)
704-752-4486	704-752-7403
E-mail: investor@spx.com	jennifer.epstein@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Revenues	$1,179.7	$1,161.9	$2,249.1	$2,252.4

Costs and expenses:
Cost of products sold	839.6	831.8	1,610.3	1,629.2
Selling, general and administrative	242.2	233.1	507.8	485.8
Intangible amortization	8.3	8.2	16.6	16.2
Impairment of intangible assets	—	—	—	2.0
Special charges, net	4.5	17.8	14.2	18.2
Operating income	85.1	71.0	100.2	101.0

Other income (expense), net	(1.2)	(2.3)	489.4	(0.1)
Interest expense	(16.3)	(27.1)	(35.6)	(56.3)
Interest income	2.3	1.5	4.5	3.6
Loss on early extinguishment of debt	—	—	(32.5)	—
Equity earnings in joint ventures	0.5	10.1	0.5	19.2
Income from continuing operations before income taxes	70.4	53.2	526.5	67.4
Income tax provision	(16.9)	(14.0)	(176.6)	(13.6)
Income from continuing operations	53.5	39.2	349.9	53.8

Income from discontinued operations, net of tax	2.6	5.3	3.0	5.9
Gain (loss) on disposition of discontinued operations, net of tax	(6.1)	2.7	14.9	(2.5)
Income (loss) from discontinued operations, net of tax	(3.5)	8.0	17.9	3.4

Net income	50.0	47.2	367.8	57.2
Net income (loss) attributable to noncontrolling interests	(1.2)	2.0	(1.6)	3.3
Net income attributable to SPX Corporation common shareholders	$51.2	$45.2	$369.4	$53.9

Amounts attributable to SPX Corporation common shareholders:
Income from continuing operations, net of tax	$54.7	$37.2	$351.5	$50.7
Income (loss) from discontinued operations, net of tax	(3.5)	8.0	17.9	3.2
Net income	$51.2	$45.2	$369.4	$53.9

Basic income per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders	$1.27	$0.81	$8.05	$1.10
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.08)	0.18	0.41	0.07
Net income per share attributable to SPX Corporation common shareholders	$1.19	$0.99	$8.46	$1.17

Weighted average number of common shares outstanding - basic	43.068	45.678	43.649	46.044

Diluted income per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders	$1.25	$0.81	$7.90	$1.09
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.08)	0.17	0.40	0.06
Net income per share attributable to SPX Corporation common shareholders	$1.17	$0.98	$8.30	$1.15

Weighted average number of common shares outstanding - diluted	43.900	45.972	44.487	46.704

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	June 28,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and equivalents	$466.2	$691.8
Accounts receivable, net	1,172.8	1,206.7
Inventories, net	551.2	502.2
Other current assets	124.7	104.3
Deferred income taxes	125.2	119.6
Assets of discontinued operations	64.5	148.3
Total current assets	2,504.6	2,772.9
Property, plant and equipment:
Land	51.9	45.4
Buildings and leasehold improvements	383.0	384.4
Machinery and equipment	811.9	789.7
	1,246.8	1,219.5
Accumulated depreciation	(563.4)	(527.2)
Property, plant and equipment, net	683.4	692.3
Goodwill	1,519.6	1,517.0
Intangibles, net	915.0	924.7
Other assets	817.9	949.3
TOTAL ASSETS	$6,440.5	$6,856.2

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$495.6	$494.6
Accrued expenses	929.3	989.2
Income taxes payable	134.1	73.1
Short-term debt	74.5	26.9
Current maturities of long-term debt	9.4	558.7
Liabilities of discontinued operations	14.5	31.9
Total current liabilities	1,657.4	2,174.4

Long-term debt	1,181.3	1,090.0
Deferred and other income taxes	358.2	427.2
Other long-term liabilities	987.2	992.6
Total long-term liabilities	2,526.7	2,509.8

Equity:
SPX Corporation shareholders’ equity:
Common stock	1,007.4	1,004.5
Paid-in capital	1,589.7	1,571.5
Retained earnings	2,640.1	2,303.1
Accumulated other comprehensive income	284.7	287.5
Common stock in treasury	(3,278.1)	(3,008.6)
Total SPX Corporation shareholders’ equity	2,243.8	2,158.0
Noncontrolling interests	12.6	14.0
Total equity	2,256.4	2,172.0
TOTAL LIABILITIES AND EQUITY	$6,440.5	$6,856.2

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Six months ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Cash flows used in operating activities:
Net income	$50.0	$47.2	$367.8	$57.2
Less: Income (loss) from discontinued operations, net of tax	(3.5)	8.0	17.9	3.4
Income from continuing operations	53.5	39.2	349.9	53.8
Adjustments to reconcile income from continuing operations to net cash used in operating activities:
Special charges, net	4.5	17.8	14.2	18.2
Impairment of intangible assets	—	—	—	2.0
(Gain) loss on asset sales	0.4	—	(491.1)	—
Loss on early extinguishment of debt	—	—	32.5	—
Deferred and other income taxes	5.8	(5.4)	(52.5)	89.5
Depreciation and amortization	29.8	27.0	57.3	54.8
Pension and other employee benefits	7.3	0.5	32.1	0.9
Stock-based compensation	4.6	5.3	29.3	25.6
Other, net	(0.1)	1.9	0.1	3.7
Changes in operating assets and liabilities, net of effects from divestitures:
Accounts receivable and other assets	41.4	13.8	19.0	(5.7)
Inventories	2.8	(27.0)	(46.9)	(84.9)
Accounts payable, accrued expenses and other	(183.3)	(66.5)	(27.4)	(196.0)
Discretionary pension contribution	—	(250.0)	—	(250.0)
Cash spending on restructuring actions	(6.6)	(4.2)	(15.7)	(10.8)
Net cash used in continuing operations	(39.9)	(247.6)	(99.2)	(298.9)
Net cash from (used in) discontinued operations	(1.5)	3.9	(2.8)	(11.2)
Net cash used in operating activities	(41.4)	(243.7)	(102.0)	(310.1)

Cash flows from (used in) investing activities:
Proceeds from asset sales and other	5.5	(1.3)	581.2	(1.3)
(Increase) decrease in restricted cash	(0.6)	0.1	(0.7)	—
Capital expenditures	(12.3)	(15.5)	(23.6)	(34.5)
Net cash from (used in) continuing operations	(7.4)	(16.7)	556.9	(35.8)
Net cash from (used in) discontinued operations	62.2	(5.7)	100.5	(6.0)
Net cash from (used in) investing activities	54.8	(22.4)	657.4	(41.8)

Cash flows used in financing activities:
Repurchase of senior notes (includes premiums paid of $30.6)	—	—	(530.6)	—
Borrowings under senior credit facilities	157.0	287.0	157.0	287.0
Repayments under senior credit facilities	(20.0)	(287.0)	(20.0)	(287.0)
Borrowings under trade receivables agreement	—	25.0	—	35.0
Repayments under trade receivables agreement	—	(25.0)	—	(35.0)
Net borrowings (repayments) under other financing arrangements	1.3	1.3	(52.6)	(3.4)
Purchases of common stock	(140.1)	(117.6)	(274.4)	(249.0)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(0.7)	(8.8)	(12.2)	(14.5)
Financing fees paid	—	—	(0.4)	—
Dividends paid	(16.9)	(11.6)	(28.6)	(12.2)
Net cash used in continuing operations	(19.4)	(136.7)	(761.8)	(279.1)
Net cash from discontinued operations	—	—	—	—
Net cash used in financing activities	(19.4)	(136.7)	(761.8)	(279.1)
Change in cash and equivalents due to changes in foreign currency exchange rates	(13.8)	0.6	(19.2)	(0.2)
Net change in cash and equivalents	(19.8)	(402.2)	(225.6)	(631.2)
Consolidated cash and equivalents, beginning of period	486.0	755.1	691.8	984.1
Consolidated cash and equivalents, end of period	$466.2	$352.9	$466.2	$352.9

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF REPORTABLE SEGMENTS AND OTHER OPERATING SEGMENTS

(Unaudited; in millions)

	Three months ended					Six months ended
	June 28, 2014	June 29, 2013	Δ	%/bps		June 28, 2014	June 29, 2013	Δ	%/bps
Flow Technology reportable segment

Revenues	$661.4	$653.4	$8.0	1.2%		$1,278.1	$1,266.4	$11.7	0.9%
Gross profit	221.4	198.5	22.9			413.8	383.7	30.1
Selling, general and administrative expense	126.4	124.9	1.5			245.9	248.5	(2.6)
Intangible amortization expense	6.7	6.6	0.1			13.4	13.2	0.2
Income	$88.3	$67.0	$21.3	31.8%		$154.5	$122.0	$32.5	26.6%
as a percent of revenues	13.4%	10.3%		310	bps	12.1%	9.6%		250	bps

Thermal Equipment and Services reportable segment

Revenues	$327.3	$350.3	$(23.0)	-6.6%		$606.9	$655.4	$(48.5)	-7.4%
Gross profit	61.9	78.7	(16.8)			116.5	133.7	(17.2)
Selling, general and administrative expense	51.1	51.1	—			95.2	103.2	(8.0)
Intangible amortization expense	1.3	1.4	(0.1)			2.6	2.6	—
Income	$9.5	$26.2	$(16.7)	-63.7%		$18.7	$27.9	$(9.2)	-33.0%
as a percent of revenues	2.9%	7.5%		-460	bps	3.1%	4.3%		-120	bps

Industrial Products and Services and Other

Revenues	$191.0	$158.2	$32.8	20.7%		$364.1	$330.6	$33.5	10.1%
Gross profit	56.9	52.5	4.4			109.7	104.7	5.0
Selling, general and administrative expense	31.4	30.5	0.9			61.5	59.9	1.6
Intangible amortization expense	0.3	0.2	0.1			0.6	0.4	0.2
Income	$25.2	$21.8	$3.4	15.6%		$47.6	$44.4	$3.2	7.2%
as a percent of revenues	13.2%	13.8%		-60	bps	13.1%	13.4%		-30	bps

Consolidated Revenues	$1,179.7	$1,161.9	$17.8	1.5%		$2,249.1	$2,252.4	$(3.3)	-0.1%
Consolidated Segment Income	123.0	115.0	8.0	7.0%		220.8	194.3	26.5	13.6%
as a percent of revenues	10.4%	9.9%		50	bps	9.8%	8.6%		120	bps

Total income for reportable and other operating segments	$123.0	$115.0	$8.0			$220.8	$194.3	$26.5
Corporate expenses	25.8	25.1	0.7			54.3	56.0	(1.7)
Pension and postretirement expense (income)	3.0	(4.2)	7.2			22.8	(8.5)	31.3
Stock-based compensation expense	4.6	5.3	(0.7)			29.3	25.6	3.7
Impairment of intangible assets	—	—	—			—	2.0	(2.0)
Special charges, net	4.5	17.8	(13.3)			14.2	18.2	(4.0)
Consolidated Operating Income	$85.1	$71.0	$14.1	19.9%		$100.2	$101.0	$(0.8)	-0.8%
as a percent of revenues	7.2%	6.1%		110	bps	4.5%	4.5%		0	bps

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE RECONCILIATION

(Unaudited)

	Three months ended June 28, 2014
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions	Currency	Growth (Decline)

Flow Technology reportable segment	1.2%	—%	2.5%	(1.3)%

Thermal Equipment and Services reportable segment	(6.6)%	—%	(0.5)%	(6.1)%

Industrial Products and Services and Other	20.7%	—%	1.3%	19.4%

Consolidated	1.5%	—%	1.4%	0.1%

	Six months ended June 28, 2014
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions	Currency	Growth (Decline)

Flow Technology reportable segment	0.9%	—%	1.9%	(1.0)%

Thermal Equipment and Services reportable segment	(7.4)%	—%	(1.5)%	(5.9)%

Industrial Products and Services and Other	10.1%	—%	1.1%	9.0%

Consolidated	(0.1)%	—%	0.8%	(0.9)%

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW AND ADJUSTED FREE CASH FLOW RECONCILIATION

(Unaudited; in millions)

	Three months ended
	June 28, 2014	June 29, 2013

Net cash used in continuing operations	$(39.9)	$(247.6)

Capital expenditures - continuing operations	(12.3)	(15.5)

Free cash flow used in continuing operations	(52.2)	(263.1)

Adjustments to exclude:

Tax payments related to gains on sales of joint venture interest and Thermal Product Solutions	114.0	—

Discretionary pension contribution	—	250.0

Adjusted free cash flow from (used in) continuing operations	$61.8	$(13.1)

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

	Six months ended
	June 28, 2014

Beginning cash and equivalents	$691.8

Cash used in continuing operations	(99.2)
Proceeds from asset sales and other	581.2
Increase in restricted cash	(0.7)
Capital expenditures	(23.6)
Repurchase of senior notes (includes premiums paid of $30.6)	(530.6)
Borrowings under senior credit facilities	157.0
Repayments under senior credit facilities	(20.0)
Net repayments under other financing arrangements	(52.6)
Purchases of common stock	(274.4)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(12.2)
Financing fees paid	(0.4)
Dividends paid	(28.6)
Cash from discontinued operations	97.7
Change in cash and equivalents due to changes in foreign currency exchange rates	(19.2)

Ending cash and equivalents	$466.2

	Debt at				Debt at
	December 31, 2013	Borrowings	Repayments	Other	June 28, 2014

Domestic revolving loan facility	$—	$57.0	$(20.0)	$—	$37.0
Term loan	475.0	100.0	—	—	575.0
6.875% senior notes	600.0	—	—	—	600.0
7.625% senior notes	500.0	—	(500.0)	—	—
Trade receivables financing arrangement	—	—	—	—	—
Other indebtedness	100.6	10.6	(63.2)	5.2	53.2
Totals	$1,675.6	$167.6	$(583.2)	$5.2	$1,265.2